United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the registrant	[X]

Filed by a party other than the registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for use of the Commission

[ ]	Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

               Guaranty Federal Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

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(2)     Aggregate number of securities to which transaction applies:

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(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)     Proposed maximum aggregate value of transaction:

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[  ]     Fee paid previously with preliminary materials.

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[  ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

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(2)     Form, Schedule or Registration Statement No.:

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(4)     Date Filed:

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GUARANTY FEDERAL BANCSHARES, INC.

2144 E. Republic Rd. Suite F200
SPRINGFIELD, MO 65804
(417) 520-4333

__________________________________

NOTICE OF MEETING OF STOCKHOLDERS

To Be Held on May 23, 2018

Notice is hereby given that an annual meeting of the stockholders (the “Meeting”) of Guaranty Federal Bancshares, Inc. (the “Company”) will be held at the Guaranty Bank Headquarters, 2144 E. Republic Rd., Suite F200, Springfield, Missouri, on May 23, 2018, at 6:00 p.m., local time. Stockholders of record at the close of business on April 2, 2018 are the stockholders entitled to notice of and to vote at the Meeting.

The Meeting is being held for the purpose of considering and acting upon:

1.	The election of three directors.

2.	The advisory (non-binding) vote to approve executive compensation.

3.	The ratification of BKD, LLP as Independent Registered Public Accounting Firm to the Company for the fiscal year ending December 31, 2018.

4.

Such other matters as may come properly before the Meeting or any adjournments thereof. Except with respect to procedural matters incident to the conduct of the Meeting, the Board of Directors is not aware of any other business to come before the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Stockholders’ Meeting to be Held on May 23, 2018. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 13th to facilitate timely delivery. Pursuant to the rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the internet. This Notice and Proxy Statement and our 2017 Annual Report may be accessed at www.gbankmo.com or www.investorvote.com/GFED.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James Batten

James Batten
Chairman of the Board

Springfield, Missouri
April 13, 2018

THE BOARD OF DIRECTORS URGES YOU TO visit the website to vote your proxy AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING IF YOU DESIRE, AND YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

2144 E. Republic Rd. Ste F200 ▪ Springfield, MO 65804 417-520-4333 ▪ www.gbankmo.com

April 13, 2018

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Guaranty Federal Bancshares, Inc., I cordially invite you to attend the 2018 Annual Meeting of Stockholders to be held at the Guaranty Bank Headquarters, 2144 E. Republic Rd., Suite F200, Springfield, Missouri, on Wednesday, May 23, 2018 at 6:00 p.m., local time. The Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the meeting. Following the formal meeting, I will report on the operations of the Company. Directors and officers of the Company, as well as representatives of BKD, LLP, our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

Whether or not you plan to attend the meeting, please vote online or request a paper copy of the proxy materials to receive a proxy card as soon as possible to vote, sign and return in the postage prepaid envelope in which the proxy card will be mailed to you. This will not prevent you from voting in person at the meeting but will assure that your vote is counted if you are unable to attend the meeting.

Respectfully,

/s/ Shaun A. Burke

Shaun A. Burke
President and CEO

GUARANTY FEDERAL BANCSHARES, INC.
2144 E. REPUBLIC RD. SUITE F200
SPRINGFIELD, MISSOURI 65807-4181

_____________________

PROXY STATEMENT
_____________________

This Proxy Statement has been prepared in connection with the solicitation of proxies by the Board of Directors of Guaranty Federal Bancshares, Inc. (the “Company”) for use at the annual meeting of stockholders to be held on May 23, 2018 (the “Annual Meeting”), and at any adjournment(s) thereof. The Annual Meeting will be held at 6:00 p.m., local time, at the Guaranty Bank Headquarters, 2144 E Republic Rd, Suite F200, Springfield, Missouri. This Proxy Statement will first be made available to stockholders on April 13, 2018.

RECORD DATE--VOTING--VOTE REQUIRED FOR APPROVAL

All persons who were holders of record of the common stock, par value $0.10 per share (“Common Stock”) of the Company at the close of business on April 2, 2018 (“Record Date”) will be entitled to cast votes at the Annual Meeting. Article XIII of the Company’s Certificate of Incorporation provides that the number of shares Common Stock that may be voted by a record holder who beneficially owns Common Stock in excess of 10% of the outstanding shares of Common Stock as of the Record Date (the “Limit”), will be determined pursuant to a formula set forth in Article XIII. However, if the Company’s Board of Directors (the “Board of Directors” or the “Board”) approves the acquisition of the shares of Common Stock that result in the record owner beneficially owning more than 10% of the outstanding Common Stock, Article XIII is not applicable. Further, this restriction does not apply to employee benefit plans of the Company.

Voting may be by proxy or in person. As of the Record Date, the Company had 4,439,757 shares of Common Stock issued and outstanding. Holders of a majority of the outstanding shares of Common Stock entitled to vote (after giving effect, if required, to Article XIII), will constitute a quorum for purposes of transacting business at the Annual Meeting.

Stockholders are urged to vote in one of the following manners: (i) via the internet at www.investorvote.com/GFED; (ii) by telephone at 1-866-641-4276; or (iii), for stockholders who request a paper copy, by indicating their vote in the appropriate spaces on the proxy card. Each proxy solicited hereby, if properly executed, duly received by the Board of Directors and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting in accordance with the stockholder’s instructions indicated thereon. Where no instructions are indicated, proxies will be voted by those named in the proxies FOR the approval of the specific proposals presented in this Proxy Statement and on the proxy card and in the discretion of those named in the proxies upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Each stockholder shall have one vote for each share of Common Stock owned. No appraisal or dissenters’ rights exist for any action to be taken at the Annual Meeting.

A stockholder giving a proxy has the power to revoke the proxy at any time before it is exercised by filing with the Secretary of the Company written instructions revoking the proxy. A duly executed proxy bearing a later date will be sufficient to revoke an earlier proxy. The proxy executed by a stockholder who attends the Annual Meeting will be revoked only if that stockholder files the proper written instrument with the Secretary prior to the end of the voting at the Annual Meeting.

To the extent necessary to assure sufficient representation at the Annual Meeting, proxies may be solicited by officers, directors and regular employees of the Company personally, by telephone, by internet or by further correspondence. Officers, directors and regular employees of the Company will not be compensated for their solicitation efforts. The cost of soliciting proxies from stockholders will be borne by the Company. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.

Regardless of the number of shares of the Company’s Common Stock owned, it is important that stockholders be represented by proxy or be present in person at the Annual Meeting. In order for any proposals considered at the Annual Meeting to be approved by the Company’s stockholders, a quorum must be present. Stockholders are requested to vote by visiting the internet at www.investorvote.com/GFED or by requesting a paper proxy card and returning it signed and dated in the enclosed postage-paid envelope.

Proxies marked as abstentions and broker non-votes (as defined below) will be treated as shares present for purposes of determining whether a quorum is present. Proxies marked as abstentions will not be counted as votes cast and will not affect the election of directors, advisory approval of executive compensation, or ratification of BKD, LLP as the independent registered public accounting firm. Brokers are entitled to vote the shares they hold for their customers in “street name” on routine matters when the customers (i.e. the “beneficial owners”) do not instruct the brokers how to vote the customer’s shares. Only Proposal Three, regarding the ratification of BKD, LLP as Independent Registered Public Accounting Firm, is deemed to be a routine matter. Brokers will be entitled to vote shares of Common Stock they hold in street name on Proposal Three in the absence of instructions on how to vote by the beneficial owners. Proposals One and Two are not deemed to be routine matters and, as such, brokers are not entitled to vote shares of Common Stock they hold in street name on Proposals One and Two in the absence of instructions on how to vote from the beneficial owners. These are referred to as “broker non-votes.” Broker non-votes will not be counted as votes cast, and therefore will not affect the election of directors or the advisory approval of executive compensation.

Pursuant to Article XIII of the Company’s Certificate of Incorporation, the voting restrictions imposed thereby will apply to a broker, a bank, trust company or other nominee that is the record holder of Common Stock it holds for beneficial owners that either individually or collectively own in excess of the Limit. However, if the Board approved the acquisition of the shares by the broker, bank, trust company or other nominee that resulted in that record holder beneficially owning more than 10% of the outstanding Common Stock, the voting restrictions imposed by Article XIII would not be applicable and such shares would be voted as instructed by the beneficial owner.

Directors are elected by a plurality of votes of the shares represented in person or by proxy at the Annual Meeting. The proposals to approve executive compensation (advisory) and to ratify the selection of the independent registered public accounting firm require the affirmative vote of a majority of the votes cast on such matters.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND management

Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Article XIII of the Certificate of Incorporation of the Company restricts the voting of all shares of Common Stock beneficially owned by record holders who beneficially own in excess of 10% of the outstanding shares of Common Stock unless the Board approved the acquisition of the shares that resulted in the record owner beneficially owning more than the Limit. This restriction does not apply to employee benefit plans of the Company. The following table sets forth, as of the Record Date, persons or groups who are known by the Company to beneficially own more than 5% of the Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Total Outstanding Common Shares
Castle Creek Capital Partners V, LP 6051 El Tordo Racho Santa Fe, CA 92067	918,804	(1)	20.69%

FJ Capital Management, LLC 1313 Dolley Madison Blvd, Ste 306 McLean, VA 22101	406,815	(2)	9.16%

(1)

Information based on a joint schedule 13G/A filed with the Securities and Exchange Commission on March 6, 2018 by Castle Creek Capital Partners V, LP (“Fund V”), Castle Creek Capital V LLC (“CCC V”), John M. Eggmeyer III, Mark G. Merlo, John T. Pietrzak and J. Mikesell Thomas as the “Reporting Persons.” Each of the Reporting Persons may be deemed to be the beneficial owner of the 918,804 shares of Common Stock held directly by Fund V. CCC V is the sole general partner of Fund V. Mr. Eggemeyer, Mr. Merlo, Mr. Pietrzak, and Mr. Thomas share voting and dispositive power over the 918.804 shares beneficially owned by Fund V, due to the fact that each is a managing principal of CCC V. CCC V, Mr. Eggemeyer, Mr. Merlo, Mr. Pietrzak, and Mr. Thomas each disclaim beneficial ownership of the Common Stock, except to the extent of their respective pecuniary interest in Fund V. The record holder of the shares of Common Stock beneficially owned by Fund V may vote all 918,804 shares of Common Stock beneficially owned by it, without restrictions on voting imposed by Article XIII of the Company’s Certificate of Incorporation, because the Board of Directors approved the acquisition of the shares of Common Stock that exceed the Limit.

(2)

Information based on a joint schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2018 by FJ Capital Management LLC (“FJ”), Financial Opportunity Fund (“FOF”), Financial Opportunity Long/Short Fund LLC (“FOLSF”), Bridge Equities III LLC (BE III”), Bridge Equities VIII LLC (“BE VIII”), Bridge Equities IX LLC (“BE IX”), Bridge Equities X LLC (“BE X”), Bridge Equities XI LLC (“BE XI”), Martin S. Friedman, SunBridge Manager LLC (“SB Manger”), SunBridge Holdings LLC (“SB Holdings”) and Realty Investment Company Inc. (“RIC”) as the “Reporting Persons.” The Schedule 13G/A reports shared voting and investment power over the shares as follows: FJ (406,815 voting and 143,538 investment), FOF (119,824 voting and investment), FOLSF (6,903 voting and investment), BE III (246,186 voting and investment), BE VIII (2,794 voting and investment), BE IX (3,252 voting and investment), BE X (2,295 voting and investment), BE XI (8,750 voting and investment), Mr. Friedman (406,815 voting and 143,538 investment), SB Manager (263,277 voting and investment), SB Holdings (263,277 voting and investment) and RIC (263,277 voting and investment).

The following table sets forth certain information as of the Record Date, with respect to the shares of Common Stock beneficially owned by each of the directors, nominees for director and Named Executive Officers (see section titled “Summary Compensation Table”) of the Company, and the total shares beneficially owned by directors and executive officers as a group. The Company’s policy is for each director to own a minimum of 2,500 shares, exclusive of stock grants and non-exercised stock options. Directors with less than five years of experience on the Board are required to own a minimum of 500 shares for each full year of service on the Board, up to 2,500 shares. Less than 1% stock ownership is shown below with an asterisk (*).

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Total Outstanding Common Shares
Shaun A. Burke	54,921		1.2%
Kurt Hellweg	94,079		2.1%
Tim Rosenbury	27,986	(2)	*
Jamie Sivils, III	24,828	(3)	*
James Batten	23,783	(4)	*
John Griesemer	110,099		2.5%
David Moore	5,037		*
Greg Horton	3,653		*
Tony Scavuzzo	918,804	(5)	20.6%
Carter Peters	26,093		*
H. Charles Puls	1,000		*
Sheri Biser	15,224	(6)	*
Robin Robeson	11,168		*
Total owned by all directors and executive officers as a group (Thirteen persons)	1,316,675	(7)	29.5%

(1)	Amounts may include shares held directly, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain family members, by certain related entities or by trusts of which the directors and executive officers are trustees or substantial beneficiaries, with respect to which shares the respective director or executive officer may be deemed to have sole or shared voting and/or investment powers. Due to the rules for determining beneficial ownership, the same securities may be attributed as being beneficially owned by more than one person. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities.
(2)	Includes 5,000 shares that may be acquired within 60 days of the Record Date through the exercise of options.
(3)	Includes 5,000 shares that may be acquired within 60 days of the Record Date through the exercise of options.
(4)	Includes 5,000 shares that may be acquired within 60 days of the Record Date through the exercise of options.
(5)	Includes 918,804 shares held by Castle Creek Capital Partners V, LP. Mr. Scavuzzo is a Principal at Castle Creek and disclaims beneficial ownership.
(6)	Includes 5,000 shares that may be acquired within 60 days of the Record Date through the exercise of options.
(7)	Includes 20,000 shares that may be acquired within 60 days of the Record Date through the exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Common Stock, to file reports detailing their ownership and changes of ownership in the Common Stock with the Securities and Exchange Commission (“SEC”) and to furnish the Company with copies of all such ownership reports. Based solely on the Company’s review of the copies of the ownership reports furnished to the Company, and written representations relative to the filing of certain forms, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors, and persons who own more than 10% of the Common Stock, were complied with during the 2017 fiscal year.

FIRST PROPOSAL: ELECTION OF DIRECTORS

The number of directors constituting the Board will be nine. The Board is divided into three classes. The term of office of one class of directors expires each year in rotation so that the class up for election at each annual meeting of stockholders has served for a three-year term. The terms of three of the present directors (Messrs. Burke, Batten and Hellweg) are expiring at the Annual Meeting.

Messrs. Burke, Batten and Hellweg have been nominated, upon the recommendation of the Nominating Committee of the Board, by the Board and, upon election at the Annual Meeting, will hold office for a three-year term expiring in 2021 or until their successors are elected and qualified. Each nominee has indicated that he is willing and able to serve as a director if elected and has consented to being named as a nominee in this Proxy Statement.

Unless otherwise specified on the proxies received by the Company, it is intended that executed proxy cards received in response to this solicitation will be voted in favor of the election of each person named in the following table to be a director of the Company for the term as indicated, or until his successor is elected and qualified. There are no arrangements or understandings between the nominees or directors and any other person pursuant to which any such person was or is selected as a director or nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE FOLLOWING NOMINEES FOR THREE-YEAR TERMS EXPIRING 2021

Name	Age (1)	Director Since	Current Term Expires
Shaun A. Burke	54	2004	2018
Kurt D. Hellweg	60	2000	2018
James R. Batten	55	2006	2018

In addition to the three nominees proposed to serve on the Board as described above, the following individuals are also directors of the Company, each serving for the current term indicated.

Directors Who Are Not Nominees
Who Will Continue in Office After the Annual Meeting

Name	Age (1)	Director Since	Current Term Expires
Greg A. Horton	58	2016	2019
Tim Rosenbury	61	2002	2019
Tony Scavuzzo	36	2018	2019
John F. Griesemer	50	2008	2020
James L. Sivils, III	53	2002	2020
David T. Moore	46	2014	2020
(1)	As of the Record Date

Biographical Information

Set forth below are brief summaries of the background and business experience, including principal occupation, of each nominee and director currently serving on the Board of Directors of the Company.

James R. Batten, CPA, is Chief Financial Officer of International Dehydrated Foods (IDF) a privately held manufacturer of ingredients for the food industry.  Prior to joining IDF in September 2016, Mr. Batten served as a management consultant serving businesses and non-profit organizations from March 2014 through August 2016.  Mr. Batten was the Executive Vice President of Convoy of Hope, an international nonprofit relief organization from April 2009 through February 2014.  Mr. Batten served as Chief Operations Officer and Executive Vice President of AG Financial Solutions from September 2007 through March 2009.  Mr. Batten served as the Executive Vice President of Finance, Chief Financial Officer and Treasurer of O’Reilly Automotive, Inc. (NASDAQ: ORLY) from January 1993 through March 2007.  Prior to joining O’Reilly, Mr. Batten was employed by the accounting firms of Whitlock, Selim & Keehn, from 1986 to 1993 and Deloitte, Haskins & Sells from 1984 until 1986.  Mr. Batten is a member of the board of AG Financial Solutions, Foundation Capital Resources and Treasurer of Hope Church.  Mr. Batten is a former member of the NASDAQ Issuer Affairs Committee.  He has also served on a number of other professional and civic boards including the Springfield Area Chamber of Commerce, Big Brothers Big Sisters of the Ozarks and New Covenant Academy.

John F. Griesemer is President, Chief Executive Officer and member of the Board of Directors of Springfield Underground, Inc.  Springfield Underground, Inc. is a privately held construction materials supplier and real estate developer in the Springfield, Missouri area.  Mr. Griesemer holds a B.S. degree in Industrial Management and Engineering from Purdue University.  He is the Chairman of the Board of Mercy Springfield Communities, member of the Springfield Catholic Schools Board and a member of the Board of the National Stone Sand and Gravel Association.  He is a past Member of the Board of the Missouri Limestone Producers Association, Catholic Campus Ministries, Junior Achievement of the Ozarks and Ozark Technical Community College Foundation.  Mr. Griesemer brings to the Board a strong organizational and leadership background, management experience and deep ties in the local community.

Kurt D. Hellweg is the Chairman of the Board of International Dehydrated Foods, Inc. (“IDF”), American Dehydrated Foods, Inc. (“ADF”), Food Ingredients Technology Company, L.L.C (“FITCO”) – a joint venture with Mars Petcare, and Chairman of the Board of IsoNova Technologies, L.L.C. (“IsoNova”) – a joint venture with Rembrandt Enterprises, Inc. IDF, ADF, FITCO and IsoNova are privately held companies that manufacture and market ingredients for both the food and feed industries. Mr. Hellweg joined ADF in 1987 and has previously served as Vice President of Sales, Senior Vice President of Operations, and President/COO. Prior to joining ADF, Mr. Hellweg was an officer in the U.S. Navy from 1980 to 1987. During that time, he served tours as a helicopter pilot in the Atlantic Fleet and as an instructor pilot. Mr. Hellweg holds a B.S. degree in Engineering from the University of Nebraska. He is a past Board Member of the Springfield Area Chamber of Commerce, the Springfield Area Arts Council, and the Springfield Symphony. He is the founding member of the Greater Ozarks Chapter of World Presidents’ Organization (“WPO”) (where he is still active) and has previously chaired the Greater Ozarks Chapter of the Young Presidents’ Organization. He is a Black Belt in Taekwondo, a member of Mensa, and enjoys competing in ultra-distance bicycling races. He currently serves on the following Boards: ADF, CoxHealth, the Darr Family Foundation, Environmental Works, Inc., FITCO, Hammons Products Company, IDF, IsoNova, WPO, and is a Trustee of the ADF profit sharing plan, serving as a Director of the Investment Committee.

Tim Rosenbury, AIA, is Managing Partner of Butler, Rosenbury & Partners, Inc., an architecture and planning firm in Springfield, Missouri.  Mr. Rosenbury joined the firm in 1984 after practicing in Memphis, Tennessee.  He graduated with a B.Arch. from Mississippi State University in 1980, which in 1999 awarded him the designation of Alumni Fellow.  He is a member of a number of professional and civic organizations, for many of which he has held leadership positions, including Chairman of the Springfield Area Chamber of Commerce and Vice President of the Board of Education for Springfield Public Schools. Mr. Rosenbury brings to the Board strong community leadership and significant experience in general business and real estate development and management.

James L. Sivils, III, JD, is the CEO of Environmental Works, Inc., an environmental consulting firm with offices in Springfield, Kansas City and St. Louis, MO.  Mr. Sivils began his career as a Missouri licensed attorney in 1990.  In 1993, Mr. Sivils began developing real estate and became a licensed Missouri Real Estate Broker. Mr. Sivils has developed numerous commercial and residential projects in Southwest Missouri.  Mr. Sivils holds a J.D. degree from the University of Missouri – Kansas City Law School and a B.A. degree from the University of Missouri – Columbia.  Mr. Sivils is a member and past Chapter Chair of the Ozarks Chapter of the Young Presidents’ Organization (YPO) and is now a member and incoming Chapter Chair of the Ozarks Chapter of YPO-Gold.  Mr. Sivils legal background, knowledge and experience with real estate matters and experience running a 150+ employee company make him a valuable resource to the Board.

David T. Moore is President, Chief Executive Officer, and member of the Board of Directors of Paul Mueller Company. Paul Mueller Company is a publicly held manufacturer of milk cooling equipment and processing equipment headquartered in Springfield, Missouri. Mr. Moore has worked at Paul Mueller Company since 2002, serving as the President since 2011. Additionally, he has been a member of the company’s Board of Directors since 1997. Prior to joining Paul Mueller Company, Mr. Moore was Vice President of Product Development at Corporate Document Systems, a computer software company, for six years. Mr. Moore holds an MBA from The University of Chicago - Booth School of Business and a B.A. from Middlebury College. Mr. Moore is a valuable asset to the Board due to his significant experience in public company management, corporate governance, business acquisition and integration, and information and technology development.  In addition, Mr. Moore has long-term personal and business ties to the local community.

Greg A. Horton, CPA, is Chief Executive Officer and co-owner of Integrity Home Care & Hospice, a multi-line home care enterprise that employs 2,000 and serves over 5,000 clients in Missouri and Kansas, and co-founder of affiliate Integrity Pharmacy.  Prior to launching Integrity Home Care in 2000, Mr. Horton was a partner in the accounting firm Whitlock, Selim & Keehn, LLP.  He has twenty years of experience in public accounting with an emphasis in management consulting, information systems, and auditing services.  Mr. Horton holds a Bachelor of Science in Business Administration with an Accounting Specialization from Central Missouri State University.  He is a member of the American Institute of Certified Public Accountants and has been active in board and volunteer service with the Fellowship of Christian Athletes, Boys & Girls Town of Missouri, Rotary Club of Springfield Southeast, and the Springfield Area Chamber of Commerce.  Mr. Horton’s expertise in large service-based organizations and his background in public accounting make him a valuable resource to the Board.

Shaun A. Burke joined the Bank in March 2004 as President and Chief Executive Officer and was appointed President and Chief Executive Officer of the Company on February 28, 2005.  He has over 31 years of banking experience. Mr. Burke received a Bachelor of Science Degree in Finance from Missouri State University and is a graduate of the Graduate School of Banking of Colorado.    Mr. Burke currently serves on the board of the Missouri Bankers Association as Vice Chairman and previously served as Chairman of the Legislative Affairs Committee and Chairman of the Audit Committee.  From 2014 to 2017, he served on the Community Bankers Council of the American Bankers Association.   In March 2016 he was appointed to the Federal Reserve Bank of St. Louis’ Community Depository Institutions Advisory Council.  From 2012 to 2014, he was a Board Member of the Springfield Area Chamber of Commerce serving as Vice Chairman of Economic Development in 2014.  From 2009 through 2014, he was a Board Member of the Springfield Business Development Corporation, the economic development subsidiary of the Springfield Area Chamber of Commerce serving as President in 2012.  He is also a past Member of the United Way Allocations and Agency Relations Executive Committee, Salvation Army Board, and Big Brothers Big Sisters Board.

Tony Scavuzzo, CFA, is a Principal at Castle Creek Capital, an alternative asset management firm, and joined the firm in 2009. Mr. Scavuzzo is responsible for the identification and evaluation of investment opportunities, transaction execution, and portfolio company monitoring. He has led or supported investments in numerous recapitalization, distressed, and growth situations and works with executive management teams on strategic planning, operational improvements, acquisitions, and capital financings. He is currently a director with multiple banking institutions and serves on various board committees regarding governance, compensation and risk. Mr. Scavuzzo was formerly Treasurer and member of the Board of Directors for the CFA Society of San Diego and past Chairman of the Finance Committee for the CFA Society of Chicago. Mr. Scavuzzo holds an MBA in Finance, Accounting and Entrepreneurship from the University of Chicago Booth School of Business and a BBA in Finance from the University of Iowa. He is also a CFA Charterholder.

Director Independence

The Board has determined that all of the directors, except for Mr. Burke who is an executive officer of the Company, are “independent directors” as that term is defined in Rule 5605(a) (2) of the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”). These directors constitute a majority of the Board.

Board Leadership Structure

Throughout its history, the Company has kept the positions of Chairman of the Board and Chief Executive Officer separate. Currently, Mr. Batten holds the position of Chairman of the Board (since 2016) and Mr. Burke holds the position of Chief Executive Officer. Mr. Batten is considered to be “independent” according to NASDAQ listing requirements.

The Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.  Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management.  We believe that having an independent Chairman eliminates the conflicts of interest that may arise when the positions are held by one person.  In addition, this leadership structure allows the Board to more effectively monitor and evaluate the performance of our Chief Executive Officer.

Board’s Role in Risk Oversight

It is necessary to effectively manage risk when managing and operating every financial institution. We face a number of risks, including but not limited to, general economic risks, credit risks, regulatory risks, audit risks, information security and technology risks, reputational risks, and business competition. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the general oversight of risk management. In its role of risk oversight, the Board has the responsibility to satisfy itself that the risk management processes and procedures designed and implemented by management are appropriate and functioning as designed.

While the full Board is charged with ultimate oversight responsibility for risk management, various committees of the Board and members of management also have specific responsibilities with respect to our risk oversight. Each Board committee has been assigned oversight responsibility for specific areas of risk and risk management, and each committee considers risks within its areas of responsibility. Each of these committees receives regular reports from management regarding our risks and reports regularly to the Board concerning risk.

We believe that providing for full and open communication between management and the Board is essential for effective risk management and oversight. Certain senior management personnel, consistent with their specific areas of responsibility, attend Board meetings and/or Board committee meetings on a regular and consistent basis. We have regular and ongoing reporting and communication mechanisms in place to ensure that oversight is effective.

Meetings and Committees of the Board of Directors

The business of the Company is conducted at regular and special meetings of the full Board of Directors and its standing committees. The standing committees consist of the Executive, Audit, Compensation, Nominating, Investment, Special and Building. During the twelve months ended December 31, 2017, the Board held twelve regular meetings. No director attended less than 75% of those meetings and the meetings held by all committees of the Board of Directors on which he served.

Although the Company does not have a formal policy regarding director attendance at the Company’s annual stockholders’ meeting, all directors are expected to attend these annual meetings absent extenuating circumstances. All current directors attended the Company’s annual meeting of stockholders held on May 24, 2017.

Stockholder Communications with Directors

Stockholders and other interested persons who wish to communicate with the Board of Directors of the Company, or any individual director, should send their written correspondence by mail to: Vicki Lindsay, Secretary, Guaranty Federal Bancshares, Inc., 2144 E. Republic Rd., Ste F200, Springfield, Missouri, 65807.

Audit Committee

The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee of the Board currently consists of four directors: Messrs. Moore, Horton, Batten, and Hellweg, each of whom is an “independent director” as defined under the NASDAQ listing standards and the criteria for independence set forth in Rule 10A-3 of the Securities Exchange Act of 1934. The Board has determined that Mr. Moore qualifies as an Audit Committee Financial Expert, as defined in the rules and regulations of the SEC. This standing committee, among other things, (i) regularly meets with the internal auditor to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues, (ii) meets at least annually in executive session with the Company’s independent auditors to review the results of the annual audit and other related matters, and (iii) meets quarterly with management and the independent auditors to review the Company’s financial statements and significant findings based on the independent auditor’s review. The Audit Committee is responsible for hiring, retaining, compensating and terminating the Company’s independent auditors. The Audit Committee operates under a written charter adopted by the Company’s Board of Directors. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement.

During the twelve months ended December 31, 2017, the Audit Committee met four times.

Nominating Committee

The Nominating Committee of the Board is composed of three or more directors as appointed by the Board, each of whom are required to be an “independent director” as defined under the NASDAQ listing standards. Currently, the Nominating Committee consists of three directors, Messrs. Sivils, Moore, and Batten, each of whom is an “independent director.” During the twelve months ended December 31, 2017, the Nominating Committee met two times. The Nominating Committee operates under a formal written charter adopted by the Board of Directors. A copy of the Nominating Committee Charter was included as Appendix A to the Proxy Statement prepared in connection with the annual meeting of stockholders held on May 24, 2017.

The Nominating Committee is responsible for identifying individuals qualified to serve as members of the Board and recommending to the Board the director nominees for election and appointment to the Board, as well as director nominees for each of the committees of the Board. In accordance with its charter, the Nominating Committee recommends candidates (including incumbent nominees) based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole. The Committee monitors the mix of skills and experience of its directors and committee members in order to assess whether the Board has the appropriate tools to perform its oversight function effectively. The Committee does not have a separate diversity policy, but the Nominating Committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the Board.

With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it and assesses their continued ability and willingness to serve as a director. The Nominating Committee will also assess such person’s contribution in light of the mix of skills and experience the Nominating Committee has deemed appropriate for the Board as a whole. With respect to nominations of new directors, the Nominating Committee will conduct a thorough search to identify candidates based upon criteria the Nominating Committee deems appropriate and considering the mix of skills and experience necessary to complement existing members of the Board. The Nominating Committee will then review selected candidates and make its recommendation to the Board.

Nominations by a stockholder will be considered by the Nominating Committee if such nomination is written and delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company between 30 and 60 days prior to the meeting at which such nominee may be considered. However, if less than 31 days’ notice of the meeting is given by the Company to stockholders, written notice of the stockholder nomination must be given to the Secretary of the Company as provided above no later than the tenth day after notice of the meeting was mailed to stockholders. A nomination must set forth, with respect to the nominee, (i) name, age, and addresses, (ii) principal occupation or employment, (iii) Common Stock beneficially owned, and (iv) other information that would be required in a proxy statement. The stockholder giving notice must list his or her name and address, as they appear on the Company’s books, and the amount of Common Stock beneficially owned by him or her. In addition, the stockholder making such nomination must promptly provide to the Company any other information reasonably requested by the Company. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations.

Compensation Committee

The Board of Directors of the Company and the Board of Directors of the Bank are comprised of the same persons. The Compensation Committee of the Bank’s Board of Directors, which consists solely of non-employee directors of the Bank, is comprised of Messrs. Hellweg, Griesemer, Moore and Horton. As indicated above, each of these committee members is an “independent director” as defined under the NASDAQ listing standards. The Company has no employees and relies on employees of the Bank for the limited services received by the Company. All compensation paid to executive officers of the Company is paid by the Bank.

The Compensation Committee, together with the full Board, is responsible for designing the compensation and benefit plans for all employees, executive officers and directors of the Company and the Bank, including the Chief Executive Officer, based on its review of performance measures, industry salary surveys and the recommendations of management concerning compensation (See “Report on Executive Compensation”). The Compensation Committee recommends adjustments to the compensation of the Chief Executive Officer and the other Named Executive Officers of the Company based upon its assessment of individual performance and the Bank’s performance, and makes other recommendations, when appropriate, to the full Board of Directors. Independent consultants may be engaged directly by the Compensation Committee to evaluate the Company’s executive compensation. The Compensation Committee, together with the full Board, determines the compensation of all other officers. The Compensation Committee may delegate its authority to a subcommittee of the Compensation Committee.

During the twelve months ended December 31, 2017, the Compensation Committee met one time. The Compensation Committee operates under a formal written charter adopted by the Company’s Board of Directors. A copy of the Compensation Committee Charter was included as Appendix B to the Proxy Statement prepared in connection with the annual meeting of stockholders held on May 24, 2017.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Interlocks and Insider Participation

Since August 2002, the Compensation Committee of the Board has consisted of non-employee directors of the Bank. Mr. Burke, the current President and Chief Executive Officer of the Company and the Bank, did not serve as a member of the Compensation Committee during 2017. No executive officer of the Company served on the Compensation Committee or Board of Directors of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

Overall Compensation Philosophy and Objectives

The Compensation Committee, together with the full Board, has designed the compensation and benefit plans for all employees, executive officers and directors in order to attract and retain individuals who have the skills, experience and work ethic to provide a coordinated work force that will effectively and efficiently carry out the policies adopted by the Board and to manage the Company and the Bank to meet the Company’s mission, goals and objectives.

To determine the compensation of executive officers and directors, the Compensation Committee reviews industry compensation statistics based on our asset size, makes cost of living adjustments, and establishes salary ranges for each executive officer and fees for the Board. The Compensation Committee then reviews (i) the financial performance of the Bank over the most recently completed fiscal year (including Return on Assets, Return on Equity, asset quality, etc.) compared to results at comparable companies within the industry, and (ii) the responsibilities and performance of each executive officer and the salary compensation levels of each executive officer compared to like positions at comparable companies within the industry. The Compensation Committee evaluates all factors subjectively in the sense that they do not attempt to tie any factors to a specific level of compensation.

The Compensation Committee offers long-term incentives for executive officers and other management personnel primarily in the form of restricted stock awards. We believe that our stock award programs are an important component of compensation to attract and retain talented executives, provide an incentive for long-term corporate performance, and to align the long-term interests of executives and stockholders.

All executive officers may participate on an equal, non-discriminatory basis in the Bank’s contributory 401(k) tax-deferred savings plan, medical insurance plan, long-term disability plan and group life insurance plan. The Compensation Committee of the Bank recommends all compensation and benefit plans to the full Board for approval annually.

Executive Compensation Philosophy and Objectives

The Compensation Committee is guided by the following four key principles in determining the compensation of the Company’s executive officers:

●	Competition. The Committee believes that compensation should reflect the competitive marketplace, so the Company can attract, retain and motivate talented personnel.
●

Accountability for Business Performance. Compensation should be tied in part to the Company’s financial performance, so that executives are held accountable through their compensation for the performance of the Company.

●	Accountability for Individual Performance. Compensation should be tied in part to the individual’s performance to reflect individual contributions to the Company’s performance.
●

Alignment with Stockholder Interests. Compensation should be tied in part to the Company’s stock performance through long-term incentives such as restricted stock, to align the executive’s interests with those of the Company’s stockholders.

Consideration of 2017 Say on Pay

At the Company’s 2017 annual meeting of shareholders, 94.08% of voting shareholders approved the non-binding advisory proposal on the compensation of the Named Executive Officers (or “NEOs”), (commonly referred to as a “say-on-pay” vote).

The Board and the Compensation Committee pay careful attention to communications received from shareholders regarding executive compensation, including the non-binding advisory vote. The Company carefully considered the result of the 2017 advisory vote on executive compensation but not for specific 2017 compensation decisions. Based on this consideration and the other factors described in this Compensation Discussion and Analysis, the Compensation Committee did not materially alter the policies or structure for the NEO’s compensation for 2017 or 2018.

Report of Executive Compensation

The compensation of the Chief Executive Officer (the “CEO”) and other NEOs is recommended by the Compensation Committee with final approval from the full Board. The CEO is not a member of the Compensation Committee and does not attend any Compensation Committee meetings unless specifically requested to do so by the Chairman of the Compensation Committee. The CEO may act as a key discussion partner with the Compensation Committee members to provide information regarding business context, the market environment and our strategic direction. The CEO also provides recommendations to the Compensation Committee on individual performance evaluations and compensation for the NEOs, other than himself. The Compensation Committee strives to provide total compensation that is aligned and competitive with compensation data compiled in 2016 by its compensation consultant, ChaseCompGroup, LLC, based on a peer group of selected publicly-traded companies within the banking industry, a similar geographic location and with comparable financial performance. The peer group provides a reference point when making pay decisions and benchmarking short-term and long-term incentive plan awards and mechanics. The compensation packages reflect a range based on this analysis, augmented by the performance of the individual executive officer and the Company. Grants under the various equity plans described below provide long-term incentive to stay with the Company, but should not replace, or override, maintenance of the compensation range established from the peer group.

The Compensation Committee has reviewed all components of the CEO’s and the other NEOs compensation, including salary, bonus, accumulated and realized and unrealized stock options and restricted stock awards. Based on this review, the Committee finds the CEO’s and other NEOs total compensation in the aggregate to be reasonable and not excessive. It should be noted that when the Compensation Committee considers any component of the CEO’s and NEOs total compensation, the aggregate amounts and mix of all the components, including accumulated and realized and unrealized stock options and restricted stock awards, are taken into consideration in the Committee’s decisions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Statement for filing with the SEC.

In view of the current economic and financial environment, the Compensation Committee of the Board of Directors has reviewed the design and operation of the Company's incentive compensation arrangements, including the performance objectives and target levels used in connection with incentive awards and evaluated the relationship between the Company's risk management policies and practices and these arrangements. The Compensation Committee’s review was designed to assess whether any aspect of the compensation program would encourage any of the Company’s executives to take any unnecessary or inappropriate risks that could threaten the value of the Company or the Bank.

The Committee members identified the risks that the Company faces that could threaten its value. These risks include, but are not limited to, the following:

●	Credit risk
●	Liquidity risk
●	Interest rate risk
●	Market risk
●	Operation/transactional risk
●	Information and technology risk
●	Fiduciary/litigation risk
●	Compliance risk
●	Environmental risk
●	Reputation risk
●	Financial risk
●	Fraud risk

The Compensation Committee also reviewed and discussed materials on compensation risk assessment, including information on executive compensation design and administrative features that could induce excessive risk taking. In this regard, the performance objectives contained in our annual incentive compensation plan have been balanced with those contained in our long-term incentive compensation plan to ensure that both are aligned and consistent with our long-term business plan, our mix of equity-based awards has been allocated to ensure an appropriate combination of incentive and retention objectives, and our stock ownership guidelines have been established to ensure that the interests of our Senior Executive Officers have been aligned with the interests of our stockholders.

THE COMPENSATION COMMITTEE

Kurt D. Hellweg	John F. Griesemer
David T. Moore	Greg A. Horton

Summary Compensation Table

The following table sets forth information with respect to the compensation awarded to, paid to or earned for the periods indicated by the CEO, the Chief Financial Officer (“CFO”), the Chief Lending Officer (“CLO”), the Chief Credit Officer (“CCO”) and the Chief Operating Officer (“COO”). These executive officers are collectively referred to as the NEOs. During the fiscal year ended December 31, 2017, no other person served as the CEO or CFO of the Company, and no other executive officer received annual compensation that exceeded $100,000.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation		Total Compensation
Shaun A. Burke	2017	$310,000	$104,160	$-	$-	$-	$-	$17,490	(4)	$431,650
President/CEO	2016	306,866	61,000	47,850	-	-	-	16,080	(4)	431,796
	2015	300,600	47,846	63,601	-	-	-	14,620	(4)	426,667
Carter Peters	2017	197,500	63,350	-	-	-	-	12,801	(5)	273,651
EVP/CFO	2016	184,166	62,000	36,000	-	-	-	13,709	(5)	295,875
	2015	180,000	36,000	35,987	-	-	-	12,840	(5)	264,827
H. Charles Puls	2017	172,500	61,977	-	-	-	-	12,539	(6)	247,016
EVP/CLO	2016	87,575	6,832	-				3,725	(6)	98,132
Sheri Biser	2017	175,500	63,052	-	-	-	-	8,462	(7)	247,014
EVP/CCO	2016	172,333	36,049	17,175	-	-	-	7,580	(7)	233,137
	2015	165,833	17,179	20,396	-			7,041	(7)	210,449
Robin Robeson	2017	211,667	68,102	-	-	-	-	8,467	(8)	288,236
EVP/COO	2016	194,166	54,000	37,995	-	-	-	9,286	(8)	295,447
	2015	187,833	38,000	47,167	-			7,513	(8)	280,513

(1)	No director fees were paid to Mr. Burke for any of the years presented.
(2)	Cash bonuses were awarded to NEOs in accordance with established Executive Incentive Compensation Annual Plans.
(3)

This column represents compensation related to restricted stock awards granted in 2016 and 2015. Amounts represent the aggregate grant date fair value computed in accordance with Accounting Standards Codification Topic 718 (“ASC Topic 718”) of time-vested restricted stock granted. No assumptions were necessary to determine the fair value. The number of shares and grant price of restricted stock awarded to each of the executives was as follows: Mr. Burke: 2016 – 3,190 shares at a per share grant price of $15.00; 2015 – 4,300 shares at a per share grant price of $14.79; Mr. Peters: 2016 – 2,400 shares at a per share grant price of $15.00; 2015 – 2,433 shares at a per share grant price of $14.79; Mr. Mattson: 2016 – 1,142 shares at a per share grant price of $15.00; 2015 – 1,384 shares at a per share grant price of $14.79; Ms. Biser: 2016 – 1,145 shares at a per share grant price of $15.00; 2015 – 1,379 shares at a per share grant price of $14.79; and Ms. Robeson: 2016 – 2,533 shares at a per share grant price of $15.00; 2015 – 3,189 shares at a per share grant price of $14.79. The restricted stock grants cliff vest three years after the grant date.

(4)

Amount includes payments of $10,800, $10,600 and $9,314 in 2017, 2016 and 2015, respectively, to Mr. Burke for the Company’s 401(k) matching contribution and payments of $6,690, $5,480 and $5,306, respectively, for country club dues.

(5)

Amount includes payments of $7,900, $8,806 and $7,920 in 2017, 2016 and 2015, respectively, to Mr. Peters for the Company’s 401(k) matching contribution and payments of $4,901, $4,903 and $4,920, respectively, for country club dues.

(6)

Amount includes payments of 6,900 and $1,700 in 2017 and 2016, respectively, to Mr. Puls for the Company’s 401(k) matching contribution and payments of $5,639 and $2,025, respectively, for country club dues.

(7)	Amount includes payments of $8,462, $7,580 and $7,041 in 2017, 2016 and 2015, respectively, to Ms. Biser for the Company’s 401(k) matching contribution.
(8)	Amount includes payments to Ms. Robeson of $8,467, $9,286 and $7,513 in 2017, 2016 and 2015, respectively, for the Company’s 401(k) matching contribution.

Employment Agreements, Potential Payments Upon Termination or Change-in-Control

On March 24, 2014, the Company entered into Employment Agreements with the NEOs (including amendments dated June 2016). On June 27, 2016, the Company entered into an employment agreement with the new CLO H. Charles Puls. Each employment agreement has a term of one year, unless further extended or earlier terminated pursuant to its terms, and sets forth a minimum base salary payable to the officer and provides that the officer is eligible to participate in the Company’s bonus, incentive, retirement, health and other insurance benefit plans made available to executive-level employees.

Each employment agreement obligates the Company to pay the officer severance in the event the officer’s employment is terminated by the Company without cause. In the event of the officer’s involuntary termination without cause prior to a change in control of the Company (as defined in the employment agreement), each officer other than Mr. Burke would receive 24 months base pay. Mr. Burke would receive 36 months base pay. Such severance would be made in periodic installments and is conditioned upon the officer executing a release and waiver of claims in favor of the Company.

In the event of involuntary termination without cause within 12 months after a change in control of the Company, each officer other than Mr. Burke would receive 12 months base pay. Mr. Burke would receive 24 months base pay. Such severance would be made in a single lump sum and is conditioned upon the officer executing a release and waiver of claims in favor of the Company.

As a condition of entering into the employment agreement, each officer has agreed not to divulge any confidential information during his or her employment or to solicit the Company’s employees or customers for a period of 12 months (24 months in the case of Mr. Burke) following the officer’s termination of employment.

On March 29, 2017, the Company entered into incentive compensation arrangements with respect to bonuses payable to NEOs in 2018 for the calendar year 2017, which are further discussed below.

The Compensation Committee approved an incentive compensation plan for Mr. Burke, the Company’s CEO, for 2017. Pursuant to this plan, a maximum amount of 50% of base pay may be paid to Mr. Burke, with the amount of bonus being based on three possible levels of incentive awards: threshold (25%); target (50%); and maximum (100%). One hundred percent of the bonus amount will be paid in cash. For any amount to be paid, the threshold level of performance must be achieved. The four performance measurements of the Company (and the weight given to each measurement) applicable to each award level are as follows: (i) revenue growth (20%); (ii) net interest margin (20%); (iii) pre-tax net income (40%); and (iv) non-performing assets to average total assets (20%). Certain criteria, however, must be satisfied before an award is paid under this plan.

The Compensation Committee approved an incentive compensation arrangement with respect to Mr. Peters, the Company’s CFO, for 2017. Pursuant to this plan, a maximum amount of 50% of base pay may be paid to Mr. Peters, with the amount of bonus being based on three possible levels of incentive awards: threshold (25%); target (50%); and maximum (100%). One hundred percent of the bonus amount will be paid in cash. For any amount to be paid under this plan, the threshold level of performance must be achieved. The four performance measurements of the Company (and the weight given to each measurement) applicable to each award level are as follows: (i) revenue growth (30%); (ii) net interest margin (20%); (iii) efficiency ratio (20%); and (iv) pre-tax net income (30%). Certain criteria, however, must be satisfied before an award is paid under this plan.

The Compensation Committee approved an incentive compensation arrangement with respect to Ms. Robeson, the Company’s COO, for 2017. Pursuant to this plan, a maximum amount of 50% of base pay may be paid to Ms. Robeson, with the amount of bonus being based on three possible levels of incentive awards: threshold (25%); target (50%); and maximum (100%). One hundred percent of the bonus amount will be paid in cash. For any amount to be paid under this plan, the threshold level of performance must be achieved. The four performance measurements of the Company (and the weight given to each measurement) applicable to each award level are as follows: (i) revenue growth (30%); (ii) net interest margin (20%); (iii) efficiency ratio (20%); and (iv) pre-tax net income (30%). Certain criteria, however, must be satisfied before an award is paid under this plan.

The Compensation Committee approved an incentive compensation arrangement with respect to Ms. Biser, the Company’s CCO, for 2017. Pursuant to this plan, a maximum amount of 50% of base pay may be paid to Ms. Biser, with the amount of bonus being based on three possible levels of incentive awards: threshold (25%); target (50%); and maximum (100%). One hundred percent of the bonus amount will be paid in cash. For any amount to be paid under this plan, the threshold level of performance must be achieved. The four performance measurements of the Company (and the weight given to each measurement) applicable to each award level are as follows: (i) revenue growth (20%); (ii) net interest margin (20%); (iii) pre-tax net income (30%); and (iv) non-performing assets to average total assets (30%). Certain criteria, however, must be satisfied before an award is paid under this plan.

The Compensation Committee approved an incentive compensation arrangement with respect to Mr. Puls, the Company’s CLO, for 2017. Pursuant to this plan, a maximum amount of 50% of base pay may be paid to Mr. Puls, with the amount of bonus being based on three possible levels of incentive awards; threshold (25%); target (50%); and maximum (100%). One hundred percent of the bonus amount will be paid in cash. For any amount to be paid under this plan, the threshold level of performance must be achieved. The four performance measurements of the Company (and the weight given to each measurement) applicable to each award level are as follows: (i) revenue growth (20%); (ii) net interest margin (20%); (iii) pre-tax net income (30%); (iv) non-performing assets to average total assets (30%). Certain criteria, however, must be satisfied before an award is paid under this plan.

On March 29, 2017 (the “Grant Date”), the Company entered into long-term incentive performance share arrangements for Mr. Burke, Mr. Peters, Ms. Robeson, Mr. Puls and Ms. Biser. The performance period under the plans are from March 29, 2017 and ending December 31, 2019 (the “Performance Period”). One hundred-percent (100%) of the incentive amount will be paid in restricted stock units (the “Units”), representing the right to earn, on a one-for-one basis, shares of the Company’s common stock. The Plan will pay a maximum number of shares of which there are three possible levels of incentive awards: threshold (25%); target (50%); and maximum (100%). For any bonus amount to be paid, the threshold level of performance must be achieved. The bonus amount will be prorated for performance achievements between the threshold and target levels and between the target and maximum levels. The two performance measurements of the Company (and the weight given to each measurement) applicable to each award level are as follows: (i) Total Assets (50%) and (ii) Return on Average Assets (50%). The following minimum criteria must all be satisfied before an award is paid under the Plan: (i) No consent orders from any regulatory agency are in place at the time of vesting and (ii) No decline in composite CAMELS rating by the end of the Performance Period as compared to the ratings as of the Grant Date. These plans will pay a maximum number of shares per individual as follows: Mr. Burke – 18,280 shares; Mr. Peters – 9,828 shares; Ms. Robeson – 10,565 shares; Mr. Puls – 8,501 shares; and Ms. Biser – 8,649 shares.

Outstanding Equity Awards at Fiscal Year End 2017

The following table summarizes the option and stock awards the Company has made to the NEOs which were outstanding as of December 31, 2017.

	OPTION AWARDS					STOCK AWARDS
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards:Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards:Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards:Market or Payout Value Unearned of Shares, Units or Other Rights That Have Not Vested ($)(6)
Shaun A. Burke	10,000	-	-	$28.78	1/2/2018	25,770	(1)	$578,537
President/CEO
Carter Peters	5,000	-	-	28.78	1/2/2018	14,661	(2)	$329,139
EVP/CFO
Sheri Biser	1,500	-	-	5.40	2/9/2019	11,173	(3)	$250,834
EVP/CCO	5,000	-	-	5.08	1/4/2020
Robin Robeson	-	-	-	-	-	16,287	(4)	$365,643
EVP/COO
H. Charles Puls	-	-	-	-	-	8,501	(5)	$190,847
EVP/CLO

(1)	Restricted stock awards vest as follows: 4,300 – 2/2/18; 3,190 – 2/25/19; 18,280 – 12/31/19
(2)	Restricted stock awards vest as follows: 2,433 – 2/2/18; 2,400 – 2/25/19; 9,828 – 12/31/19
(3)	Restricted stock awards vest as follows: 1,379 – 2/2/18; 1,145 – 2/25/19; 8,649 – 12/31/19
(4)	Restricted stock awards vest as follows: 3,189 – 2/2/18; 2,533 – 2/25/19; 10,565 – 12/31/19
(5)	Restricted stock awards vest as follows: 8,501 – 12/31/19; 8,501 – 12/31/19
(6)	Represents aggregate unvested stock awards at a per share price of $22.45

Directors’ Compensation

During 2017, each non-employee member of the Board received cash compensation from the Bank of $830 per each Bank board meeting attended, payable monthly. In addition to the cash compensation, each non-employee member of the Board receives equity compensation from the Company. Directors will receive fees for committee memberships or attendance at committee meetings comprised of $200 per meeting for the Executive, Audit and Compensation Committees and $125 per meeting for any other committee. The Chairman of the Board, receives an additional $340 monthly fee. The Chairman of each of the Audit, Building and Compensation Committees receives an additional $170 monthly fee in addition to the regular per meeting fee.

Directors may participate in the Company’s 2015 Equity Plan. During fiscal years 2017, 2016, and 2015, restricted stock awards of 885, 1,167, and 1,183, respectively, were granted to each independent, non-employee director to provide equity compensation from the Company. Annual equity compensation is determined at the discretion of the Compensation Committee.

The following table sets forth information with respect to the compensation received in fiscal years 2017, 2016, and 2015 for serving as a director of the Company and the Bank.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total Compensa- tion ($)
Don Gibson	2017	$-	$-	$-
	2016	5,975	17,505	23,480
	2015	14,620	17,497	32,117
James Batten	2017	15,290	18,010	33,300
	2016	14,430	17,505	31,935
	2015	12,355	17,497	29,852
Kurt Hellweg	2017	13,995	18,010	32,005
	2016	15,150	17,505	32,655
	2015	12,695	17,497	30,192
Tim Rosenbury	2017	14,955	18,010	32,965
	2016	14,045	17,505	31,550
	2015	12,740	17,497	30,237
James Sivils	2017	12,540	18,010	30,550
	2016	12,685	17,505	30,190
	2015	12,870	17,497	30,367
John Griesemer	2017	15,340	18,010	33,350
	2016	13,085	17,505	30,590
	2015	13,425	17,497	30,922
David Moore	2017	13,125	18,010	31,135
	2016	11,800	17,505	29,305
	2015	13,080	17,497	30,577
Greg Horton	2017	10,960	33,578	44,538
	2016	7,870	17,505	25,375
	2015	-	-	-

(1)

This column represents equity compensation from the Company and is the aggregate grant date fair value of restricted stock awards granted under the 2015 Equity Plan and 2010 Equity Plan. The compensation for 2017 per director of $18,010 represents 885 shares granted at a per price share of $20.35 per director. The compensation for 2016 per director of $17,505 represents 1,167 shares granted at a per share price of $15.00. The compensation for 2015 per director of $17,497 represents 1,183 shares granted at a per share price of $14.79.

Indebtedness of Management and Directors and Transactions with Certain Related Persons

Loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. The Bank, like other financial institutions, provides loans to its officers, directors, and employees to purchase or refinance personal residences as well as consumer loans. As an additional benefit to eligible Bank directors and employees, the Bank offers an employee mortgage loan program (the “Loan Program”). The Loan Program provides mortgage loans at favorable interest rates, namely a one-year adjustable rate mortgage priced at the Bank’s cost of funds with a 1% floor. The purpose of the loan must be to purchase or refinance a primary or secondary residence (i.e., no investment properties). All full-time employees that have completed the 30-day probation period are eligible to participate in this Loan Program. Underwriting includes standard application and financial disclosures, which must qualify to standard secondary market requirements. The borrower is responsible for all third party closing costs. The index rate is the Bank’s all-in cost of funds with a 1% floor. The index will be the last month-end calculation within 45 days prior to closing. The maximum adjustment per year is 2% with a 6% lifetime maximum. Each loan has up to a 30-year note/amortization. If the borrower’s employment is terminated for reasons other than normal retirement, disability or death, or if the property securing the Note ceases to be the primary or secondary residence of the Employee, the interest rate will adjust to the rate that would have been in effect pursuant to the original provision of the Note. The payment will adjust the following month to amortize the outstanding balance of the Note using the new interest rate and the remaining term. Other than the interest rate with respect to the Loan Program, all loans provided under the Loan Program and any other loans provided to Directors and Executive Officers have been made in the ordinary course of business, on substantially the same terms and collateral as those of comparable transactions prevailing at the time, and, in the opinion of management of the Company, do not involve more than the normal risk of collectability or present other unfavorable features.

No Directors, Executive Officers or their affiliates had aggregate indebtedness to the Company or the Bank on below market rate loans exceeding the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year-end for the last completed fiscal year, at any time since January 1, 2017 except as noted in the following table.

Name	Position	Date of Loan	Largest Principal Amount Outstanding Since 1/1/2017	Principal Balance as of 3/31/2018	Interest Rate at 3/31/2018	Type
George Timothy Rosenbury	Director	6/19/2008	145,683	129,534	1.00%	Home Mortgage
Kurt & Sheryl Hellweg Trust	Director	8/14/2008	758,849	719,561	1.00%	Home Mortgage
James R Batten Trust Dtd 12/21/07	Director	10/27/2008	414,711	393,422	1.00%	Home Mortgage
The Burke Family Trust (Shaun A. Burke)	President, CEO & Director	1/14/2011	238,593	227,614	1.00%	Home Mortgage
James L Silvis III	Director	6/1/2014	371,055	356,309	1.00%	Home Mortgage
James L Silvis III	Director	6/13/2017	236,000	231,488	1.00%	Home Mortgage
John F Griesemer	Director	5/9/2016	867,391	746,274	1.00%	Home Mortgage
Carter M. Peters	EVP, CFO	7/18/2016	356,564	343,577	1.00%	Home Mortgage
Henry Charles Puls	EVP, CLO	8/22/2016	353,453	129,217	1.00%	Home Mortgage

SECOND PROPOSAL

ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

Background of the Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable the Company’s stockholders to vote to approve, on an advisory and non-binding basis, the compensation of Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. As a result, the following proposal will be presented at the Annual Meeting in the form of the following resolution:

Proposal

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, and the compensation tables (together with the accompanying narrative disclosure) and related material in the Company’s Proxy Statement for the Annual Meeting.

Effect of Proposal

As provided under the SEC rules, this vote will not be binding on the Company’s Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board or as creating or implying any additional fiduciary duty of the Board. Further, the vote shall not affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL ON EXECUTIVE COMPENSATION.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is composed of four directors. The Board has determined that each of these directors is independent under the Marketplace Rules of Nasdaq. In particular, each of these directors is independent as defined under Rule 5605(a)(2) and qualified pursuant to Rule 5605(c)(2)(A). The Board has also determined that Mr. Moore qualifies as an Audit Committee Financial Expert as defined by the rules and regulations of the SEC. Only this paragraph of the Report of the Audit Committee shall be incorporated by reference into the Company’s Annual Report on form 10-K filed with the SEC under the Exchange Act, notwithstanding the incorporation by reference of this Report of the Audit Committee into such filing.

The primary duties and responsibilities of the Audit Committee are to (i) monitor the Company’s financial reporting process and systems of internal control, (ii) monitor the independence and performance of the Company’s independent registered public accounting firm and internal auditors, and (iii) assure that management, the Board of Directors, the internal auditors and the independent auditors have the opportunity to communicate with one another.

The Committee has reviewed and discussed the audited consolidated financial statements with management and has discussed with BKD, LLP, the Company’s independent registered public accounting firm matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has also received the written disclosures and the letter from BKD, LLP, the Company’s independent registered public accounting firm, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company.

Based upon the Audit Committee’s discussions and review described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

THE AUDIT COMMITTEE
David T. Moore	Greg A. Horton
Kurt D. Hellweg	James R. Batten

PRINCIPAL ACCOUNTANT FEES AND SERVICES

During the calendar years ended December 31, 2017 and December 31, 2016, BKD, LLP, the Company’s independent registered public accounting firm during these periods, provided various audit, audit related and non-audit services, including tax, to the Company. Set forth below are the aggregate fees billed for these services during these periods and a brief description of such services:

(a)

Audit fees: Aggregate fees billed for professional services rendered for the audits of the Company’s annual financial statements and reviews of quarterly financial statements were $169,475 for the calendar year ended December 31, 2017 and $154,345 for the calendar year ended December 31, 2016.

(b)

Audit-related fees: Aggregate fees billed for assurance and related services rendered and consultation on accounting matters not otherwise reported in (a) above were $9,325 for the calendar year ended December 31, 2017 and $4,070 for the calendar year ended December 31, 2016.

(c)

Tax fees: Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax planning were $28,295 for the calendar year ended December 31, 2017 and $23,000 for the calendar year ended December 31, 2016.

(d)	All other fees: Aggregate fees billed for all other professional services, were $425 for the calendar year ended December 31, 2017, and $1,410 for the calendar year ended December 31, 2016.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by BKD, LLP and the estimated fees for these services. There are no other specific policies or procedures relating to the pre-approval of services performed by BKD, LLP. The Audit Committee considered whether the audit and non-audit services rendered by BKD, LLP were compatible with maintaining BKD, LLP’s independence as auditors of our financial statements.

Third PROPOSAL

RATIFICATION OF BKD, LLP AS

INDEPENDENT registered PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the period ended December 31, 2017 for the Company and its subsidiary, the Bank, was BKD, LLP. In accordance with its charter, the Audit Committee has selected and appointed BKD, LLP to continue as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018. As part of good corporate practice, the Audit Committee and the Company’s Board of Directors are requesting that its stockholders ratify such appointment. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If the stockholders do not ratify the appointment, however, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain BKD, LLP or to appoint another independent registered public accounting firm.

A representative of BKD, LLP will be present at the Annual Meeting. The representative will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies that are received from stockholders will be voted in respect thereof in the discretion of the persons named in the accompanying proxy. If the Company did not have notice of a matter on or before May 1, 2018, it is expected that the persons named in the proxy will exercise discretionary authority when voting on that matter.

It is anticipated that the Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 23, 2018, will be mailed on April 13, 2018, to all stockholders of record as of the Record Date. The communication presents only an overview of the more complete proxy materials that are available to you on the Internet at www.investorvote.com/GFED. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the enclosed notice by May 13, 2018.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive offices at 2144 E. Republic Rd., Suite F200, Springfield, Missouri 65804, no later than December 14, 2018.

In the event the Company receives notice of a stockholder proposal to take action at next year’s annual meeting of stockholders that is not submitted for inclusion in the Company’s proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal if notice of such proposal is received at the Company’s main office between 60 days and 30 days prior to the meeting. If next year’s annual meeting is held on May 22, 2019, then stockholder proposals would have to be delivered to the Company between March 23, 2019 and April 22, 2019. The Company’s Certificate of Incorporation provides that if notice of a stockholder proposal to take action at next year’s annual meeting is not received at the Company’s main office between 60 days and 30 days prior to the meeting, the proposal will not be eligible for presentation at that meeting. However, if less than 31 days’ notice of the annual meeting is provided by the Company, a stockholder’s proposal would have to be received no later than 10 days after notice was mailed to the stockholders by the Company for that meeting.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS) FOR THE PERIOD ENDED DECEMBER 31, 2017, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST AS INSTRUCTED ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR GUARANTY FEDERAL BANCSHARES, INC. THERE IS NO CHARGE FOR REQUESTING A COPY.

Dated: April 13, 2018

APPENDIX A

Guaranty Federal Bancshares, Inc.

Audit Committee Charter

Organizational Functional Area:	Internal Audit
Policy For:	Audit
Board Approved:	January 25, 2018
Individual Responsible for Maintaining Policy:	Director of Risk Management

Guaranty Federal Bancshares, Inc. and Subsidiaries

Audit Committee Charter

Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

○

Monitor the integrity of the Guaranty Federal Bancshares, Inc. and its subsidiaries’ (the “Company”) accounting and financial reporting processes and systems of internal controls regarding finance, accounting, and legal compliance;

○	Monitor the audits of the Company’s financial statements;
○	Monitor the independence and performance of the Company’s independent auditors, the Internal Audit function and Risk Management; and
○	Provide an avenue of communication among management, the independent auditors, the internal auditors, and the Board of Directors.

The Audit committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent and internal auditors, as well as anyone in the organization. The Audit Committee has the authority to retain, at the Company’s expense, independent legal, accounting, or other consultants and experts it deems necessary in the performance of its duties.

Audit Committee Composition and Meetings

The Committee composition shall be in accordance with The Nasdaq Stock Market (the “NASDAQ”) listing standards. The Audit Committee shall consist of no fewer than three directors, including the Chairperson, each of whom shall meet the independence requirements of the listing standards of NASDAQ and the rules and regulations of the Securities and Exchange Commission (the “SEC”) for audit committee members, and each of whom shall be free from any relationship that would interfere with the exercise of their independent judgment. All members of the Committee (i) shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, (ii) shall not have participated in the preparation of the Company’s financial statements at any time during the past three years, and (iii) at least one member of the Committee shall have accounting or related financial management experience necessary to comply with the definition of “audit committee financial expert” as that term is defined by the rules and regulations of the SEC. The Company must disclose that its board of directors has determined the Company has at least one audit committee financial expert serving on its audit committee and disclose the expert’s name in its Annual Report on Form 10-K.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee chairperson shall prepare and/or approve an agenda in advance of each meeting. The Committee may meet privately in executive session at least annually with each of the following:

○	Management,
○	The Internal Auditor and/or other members of the Internal Audit or Risk Management departments,
○	A representative of the independent auditors, and
○	As a committee to discuss any matters that the Committee or any of these groups believe should be discussed.
○	The committee may also meet separately with regulatory examiners.

In addition, the Committee, or at least its Chair, shall meet with management and the independent auditor’s quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

Audit Committee Independence

Audit committee members are required to meet the NASDAQ definition of independence. In addition:

○

Audit committee members may not directly or indirectly receive any compensation (whether consulting, advisory or other compensatory fees) from the Company except for board or committee service, in accordance with the Securities Exchange Act of 1934, as amended (the Act) and

○	Audit committee members may not be an “affiliated” (as defined in the Act, as amended, and the rules promulgated thereunder) person of the Company.

Audit Committee Responsibilities and Duties

Review Procedures

○

Review and reassess the adequacy of this Charter at least annually. Submit this charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

○

Review the Company’s annual audited financial statements prior to filing or distribution. This review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgments.

○

In consultation with the management, the independent auditors, and the Internal Auditor, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit function, together with management’s responses.

○

Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 and any other applicable standards. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

○

The independent auditors are ultimately accountable to the Audit Committee, and the independent auditors must report directly to the Audit Committee. The Audit Committee shall review the independence and performance of the auditors and annually appoint or discharge the independent auditors as circumstances warrant.

○

Approve the fees and other significant compensation to be paid to the independent auditors. The Company shall provide the appropriate funding, as determined by the Audit Committee, for payment of fees paid to independent auditors, compensation paid to advisors employed by the Audit Committee and the ordinary administrative expenses of the Audit Committee that the Audit Committee deems necessary in carrying out its duties.

○

On an annual basis, the Committee shall receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1. The Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence and objectivity.

○	Review the independent auditors audit plan — discuss scope, staffing, locations, reliance upon management, and the internal audit and general audit approach.
○

Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61 and any other applicable standards.

○	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.
○	Approve in advance any permissible non-audit services and fees.

Internal Audit Function

○

Review with management and internal audit the charter, plans, scope, activities, staffing, organizational structure and qualifications of the internal audit function, as needed, it being understood that the Internal Audit Department functionally reports directly to the Committee.

○

Review the appointment, performance and replacement of the Internal Auditor. Decisions regarding hiring or termination of the Internal Auditor will require endorsement by the Committee. The chairperson of the Committee will also be involved in performance evaluation and compensation decisions related to the Internal Auditor.

○	Review significant reports prepared by the internal auditors together with management’s response and follow-up to these reports.

Other Audit Committee Responsibilities

○

Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Such procedures have been established by the Committee and are set forth in the Corporation’s Code of Business Conduct and Ethics.

○

On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators of governmental agencies.

○	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.
○	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.
○	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.
○	Approve all related party transactions which would require disclosure in the Company’s proxy.

Oversight of System of Internal Controls Effectiveness

○

Review and discuss with management, internal audit and the independent auditor management’s plan for establishing and maintaining internal controls, the framework used to evaluate its control structure and management’s subsequent assessment of the effectiveness of the internal controls.

○

Review and discuss with management, internal audit and the independent auditor disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other team members who have a significant role in the Company’s internal controls.

○

Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material or significant control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

○

Review and discuss with management (including the Internal Auditor) and the independent auditor the Company’s internal controls report and the independent auditors attestation of the report prior to the filing of the Company’s Form 10-K.

Guaranty Federal Bancshares

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 23, 2018.

Vote by Internet

- Go to **http://www.investorvote.com/GFED**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" all of the listed nominees and propositions 2 and 3.

1. The election as directors of all nominees listed and the terms indicated:
   Three Year Terms:

Nominee	For	Withhold
01 - Shaun A. Burke	☐	☐
02 - Kurt D. Hellweg	☐	☐
03 - James R. Batten	☐	☐

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or any other representative capacity, please give full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — GUARANTY FEDERAL BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 23, 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints the Board of Directors of Guaranty Federal Bancshares, Inc. (the "Company"), or each of them individually, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Guaranty Bank Headquarters, 2144 E. Republic Rd, Farmers Park Bldg F, Ste. F200, Springfield, Missouri, on Wednesday, May 23, 2018, at 6:00 p.m. local time and at any and all adjournments thereof, in the following manner:

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after written notification to the Secretary of the Company at the Meeting of the undersigned's decision to terminate this proxy, the power of attorney and the appointment of the proxy power shall be deemed terminated and revoked and of no further force or effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of the undersigned's decision to terminate this proxy. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Meeting of Stockholders, a Proxy Statement dated April 13, 2018, and an Annual Report to Stockholders for the year ended December 31, 2017.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.